EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Mercury Waste Solutions, Inc.
Mankato, MN




         We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated January 22, 1997, relating to the financial statements of Mercury Waste Solutions, Inc. and its predecessor, U.S. Environmental, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                        /s/ McGladrey & Pullen, LLP
                                            McGladrey & Pullen, LLP





Minneapolis, MN
February 25, 1997